Exhibit 10.10

REVEL AC, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 22, 2012, and entered into among Revel AC, Inc., a Delaware corporation (the “Borrower”), the Guarantors party to the Credit Agreement, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). Reference is made to the Credit Agreement dated as of February 17, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of May 3, 2012 (the “First Amendment”), the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, Borrower has requested certain amendments to the Credit Agreement, including amendments permitting the principal amount of the “first out” Revolving Credit Agreement to increase to $100,000,000, in the manner set forth in this Amendment; and

WHEREAS, the Lenders that have signed this Amendment and the Administrative Agent and the Collateral Agent have consented and agreed to the modifications to the Credit Agreement and other related documents set forth in this Amendment, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Credit Agreement.

(A) The following new definitions are hereby added to Section 1.01 the Credit Agreement (in their proper alphabetical location) as follows:

“Boutique Hotel Lease” shall mean the lease of a portion of the Project to persons who, either directly or indirectly or through Affiliates of such persons, intend to operate or manage a boutique hotel within such portion of the Project.

“Boutique Hotel Up Front Lease Proceeds” shall mean with respect to a Boutique Hotel Lease, the cash proceeds received by Borrower or any of its Restricted Subsidiaries as an upfront payment in consideration for the entering into of the Boutique Hotel Lease, and not as ongoing lease payments, and which for the avoidance of doubt, shall not include any payments received after the opening of any boutique hotel, net of (i) selling or leasing expenses (including reasonable brokers’ or bankers’ fees or commissions, reasonable incentive bonuses paid to officers and employees, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes actually paid or payable in connection with such lease including any taxes payable upon the repatriation of any such proceeds); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Boutique Hotel Lease or (y) any other liabilities retained by Borrower or any of its Restricted Subsidiaries associated with the properties leased in such Boutique Hotel Lease (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Boutique Hotel Up Front Lease Proceeds); (iii) Borrower’s good faith estimate of payments required to be made within 180 days of such Boutique Hotel Lease with respect to unassumed liabilities relating to the properties sold or leased (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of the entering into of such Boutique Hotel Lease, such cash proceeds shall constitute Boutique Hotel Up Front Lease Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties leased in such Boutique Hotel Lease (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) all cash costs incurred or to be incurred (as reasonably estimated by Borrower) by Borrower or any of its Restricted Subsidiaries in connection with or related to the design, development, construction, equipping and opening of the boutique hotel associated with the Boutique Hotel Lease, including any such costs relating to modifications to be made to portions of the Project other than that portion to be operated as a boutique hotel, in order to facilitate the use, operation, construction or development of such boutique hotel (all such costs referenced in this clause (v), the “Boutique Hotel Construction Costs”).

“Construction Manager Litigation Proceeds” shall mean the actual net cash proceeds received by Borrower or any of its Restricted Subsidiaries from or on behalf of Tishman Construction Corporation of New Jersey as damages or in settlement of claims arising from or in connection with the Borrower Findings, net of (i) legal, accounting and other professional fees, (ii) taxes paid or payable in connection therewith, (iii) amounts reserved from such amount for settlement of claims or other actual or potential liabilities (provided that, to the extent and at any time such amounts are released from such reserve such amounts shall constitute Construction Manager Litigation Proceeds) and (iv) amounts previously paid by Borrower and its Restricted Subsidiaries constituting disputed amounts under the Construction Management Agreement and previously constituting a portion of the Budget Reduction Amount (as defined in the Disbursement Agreement).

“First Lien Intercreditor Agreement” shall mean that First Lien Intercreditor Agreement dated as of May 3, 2012 (as amended on August 22, 2012), among the Collateral Agent, the Administrative Agent and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the secured parties under the Revolving Credit Agreement.

“Revolving Loan Documents” shall mean the Revolving Credit Agreement and the Security Documents (as defined in the Revolving Credit Agreement), including any other security documents and any guarantee entered into in connection therewith and any related notes.

“Special Proceeds” shall mean, collectively, any Boutique Hotel Up Front Lease Proceeds, Construction Manager Litigation Proceeds or Sportsbook Up Front Lease Proceeds.

“Sportsbook Lease” shall mean the lease of a portion of the Project to persons who, either directly or indirectly or through Affiliates of such persons, intend to operate or manage a sportsbook (and related ancillary activities) within such portion of the Project.

“Sportsbook Up Front Lease Proceeds” shall mean with respect to a Sportsbook Lease, the cash proceeds received by Borrower or any of its Restricted Subsidiaries as an upfront payment in consideration for the entering into of the Sportsbook Lease, and not as ongoing lease payments, and which for the avoidance of doubt, shall not include any payments received after the opening of any sportsbook, net of (i) selling or leasing expenses (including reasonable brokers’ or bankers’ fees or commissions, reasonable incentive bonuses paid to officers and employees, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes actually paid or payable in connection with such lease including any taxes payable upon the repatriation of any such proceeds); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Sportsbook Lease or (y) any other liabilities retained by Borrower or any of its Restricted Subsidiaries associated with the properties leased in such Sportsbook Lease (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Sportsbook Up Front Lease Proceeds); (iii) Borrower’s good faith estimate of payments required to be made within 180 days of such Sportsbook Lease with respect to unassumed liabilities relating to the properties sold or leased (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of the entering into of such Sportsbook Lease, such cash proceeds shall constitute Sportsbook Up Front Lease Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties leased in such Sportsbook Lease (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) all cash costs incurred or to be incurred (as reasonably estimated by Borrower) by Borrower or any of its Restricted Subsidiaries in connection with or related to the design, development, construction, equipping and opening of the facilities associated with the Sportsbook Lease, including any such costs relating to modifications to be made to portions of the Project other than that portion to be operated as a sportsbook, in order to facilitate the use, operation, construction or development of such sportsbook (all such costs referenced in this clause (v), the “Sportsbook Construction Costs”).

(B) The definition of “Expansion Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “Maintenance Capital Expenditure”:

“provided that, notwithstanding the foregoing, any Capital Expenditures relating to the construction, development, opening, operation or maintenance of a boutique hotel or sportsbook within the Project that is or is reasonably expected to become subject to, as applicable, a Boutique Hotel Lease or Sportsbook Lease or, in either case, otherwise operated or managed by a person other than Borrower or its Restricted Subsidiaries, shall not constitute Expansion Capital Expenditures”

(C) The definition of “Maintenance Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “such property”:

“provided that, notwithstanding the foregoing, any Capital Expenditures relating to the construction, development, opening, operation or maintenance of a boutique hotel or sportsbook within the Project that is or is reasonably expected to become subject to, as applicable, a Boutique Hotel Lease or Sportsbook Lease or, in either case, otherwise operated or managed by a person other than Borrower or its Restricted Subsidiaries, shall not constitute Maintenance Capital Expenditures”

(D) Section 2.10(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Amounts Remaining in Bank Proceeds Account; Special Proceeds. Not later than 90 days after the Final Completion Date, Borrower shall apply 100% of any amounts remaining in the Bank Proceeds account in excess of Disputed Amounts (as defined in the Disbursement Agreement) toward the prepayment of Obligations in accordance with Sections 2.10(h) and (i). Not later than ten (10) Business Days following receipt of Special Proceeds, Borrower shall apply 100% of any amount of Special Proceeds not required to be used to repay borrowings under the Revolving Credit Agreement toward the prepayment of Obligations in accordance with Sections 2.10(h) and (i).”

(E) Clause (f) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Indebtedness of Borrower incurred pursuant to the Revolving Credit Agreement in an aggregate principal amount not to exceed $100,000,000;”

(F) The proviso of clause (b) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided, that (i) adequate reserves with respect to such obligations contested in good faith are maintained on the books of the applicable Loan Party, to the extent required by GAAP and (ii) at any time prior to the Substantial Completion Date, the amount of the Loan Parties’ likely liability under each such Lien or claim (as determined by the Borrower in good faith) is reserved through an allocation in the applicable Disbursement Agent Accounts (as defined in the Disbursement Agreement) or the Available Construction Funds are otherwise in an amount at least equal to the Reserved Amount (as defined in the Disbursement Agreement)”

(G) Clause (u) of Section 6.02 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“(u) Liens relating to cash proceeds held in escrow or segregated accounts intended to be used or held for potential use for Boutique Hotel Construction Costs or Sportsbook Construction Costs;”

(H) Clause (y) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(y) Liens securing Indebtedness permitted under Section 6.01(f), which may be secured equally and ratably with the Obligations on a “first-out” or “super-priority” basis pursuant to the First Lien Intercreditor Agreement;”

(I) Clause (p) of Section 6.06 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase “night club,”:

“sportsbook,”

(J) Section 6.16 of the Credit Agreement is hereby amended by replacing the word “Cause” therein with the following phrase: “For so long as the Substantial Completion Date has not yet occurred, cause”.

2. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement, (i) the Required Lenders hereby consent to an amendment to the Disbursement Agreement as set forth in the Disbursement Agreement Amendment (as hereinafter defined) and authorize the Administrative Agent, the Collateral Agent and the Disbursement Agent to enter into the Disbursement Agreement Amendment and (ii) the Required Lenders hereby consent to an amendment to the First Lien Intercreditor Agreement as set forth in the First Lien Intercreditor Agreement Amendment (as hereinafter defined) and authorize the Administrative Agent and the Collateral Agent to enter into the First Lien Intercreditor Agreement Amendment.

3. Conditions to Effectiveness.

This Amendment shall not become effective unless and until the conditions precedent set forth below have been satisfied or the satisfaction thereof has been waived in writing by the Administrative Agent (the date such conditions are satisfied or waived is hereafter referred to as the “Second Amendment Effective Date”):

(A) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment, duly executed and delivered by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors, and the Required Lenders.

(B) Revolving Credit Agreement Amendment. Receipt by the Administrative Agent of an amendment to the Revolving Credit Agreement, in substantially the form of Exhibit A hereto.

(C) Disbursement Agreement Amendment. Receipt by the Administrative Agent of an amendment to the Disbursement Agreement (the “Disbursement Agreement Amendment”), in substantially the form of Exhibit B hereto.

(D) First Lien Intercreditor Agreement Amendment. Receipt by the Administrative Agent of an amendment to the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement Amendment”), in substantially the form of Exhibit C hereto.

(E) Trademark License Agreement Amendment. Receipt by the Administrative Agent of an amendment to that certain Trademark License Agreement dated as of February 17, 2011 (as amended by that certain First Amendment to Trademark License Agreement, dated as of July 24, 2012) by and between Revel Group, LLC, as licensor, and Revel Entertainment Group, LLC, as licensee, in substantially the form of Exhibit D hereto.

(F) Trademark License Side Letter. Receipt by the Administrative Agent of a copy of that certain letter agreement dated as of August 22, 2012 by and between Revel Group, LLC and Revel Entertainment Group, LLC, in substantially the form of Exhibit E hereto.

(G) Second Lien Indenture Amendment. Receipt by the Administrative Agent of an amendment to the Second Lien Indenture, in substantially the form of Exhibit F hereto.

4. Reference to and Effect on the Credit Agreement. On and after the date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

5. Representations and Warranties. Each of the Loan Parties hereby represents and warrants as of the Second Amendment Effective Date that, (a) immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing and (b) immediately after giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.

6. Costs and Expenses. Borrower agrees to reimburse the Administrative Agent for its and the other Agents’ reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.

7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC.,
as Borrower

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

REVEL AC, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

REVEL ATLANTIC CITY, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

REVEL ENTERTAINMENT GROUP, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

NB ACQUISITION LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Senior Vice President and CFO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

By:

Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY,
for and on behalf of the Lenders it advises

By:	/s/ David C. Barclay

	Name:	David C. Barclay
	Title:	Director